UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☐
Filed by a Party other than the Registrant ☑
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Pursuant to §240.14a-12

PREMIER EXHIBITIONS, INC.

(Name of Registrant as Specified In Its Charter)

Sellers Capital LLC
Sellers Capital Master Fund, Ltd.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Media Contact:	Stefan Prelog Walek & Associates 212-590-0523 sprelog@walek.com
SELLERS CAPITAL FILES COMPLAINT TO ENFORCE
SHAREHOLDER, STATUTORY RIGHT TO INSPECT CORPORATE
RECORDS OF PREMIER EXHIBITIONS
Action Vital for Purposes of Communicating and Soliciting Shareholders To Elect
Four New Directors To Premier Exhibitions Board
CHICAGO, November 26, 2008 — Sellers Capital LLC (Sellers), the largest shareholder of Premier Exhibitions, Inc. (Premier) (PRXI), representing approximately 16.3% of the outstanding shares, announced today that it has filed a complaint seeking to enforce its statutory right to inspect Premier Exhibitions’ shareholder list for purposes of communicating with other shareholders.
Sellers requested the shareholder list from Premier Exhibitions on November 18. Premier Exhibitions denied that request on November 24, citing an alleged technical deficiency in Sellers’ request. After Sellers filed its complaint on November 25 and provided a copy of the complaint to Premier Exhibitions, Premier Exhibitions indicated its willingness to provide the shareholder list. However, Sellers believes that it needs to continue to pursue the litigation to protect its rights until such time as it has received the information that it believes it is entitled to by law.
Sellers announced on November 21 its intention to solicit consents from shareholders to elect four independent directors to fill vacancies on the Premier Exhibitions Board. Sellers has requested the shareholder list in order to identify other shareholders that it may contact in connection with its solicitation of consents.
Sellers intends to file preliminary consent solicitation materials with the SEC in early December and hopes to mail definitive materials to shareholders the last week of December.
Sellers, through the Altman Group, which has been retained to solicit consents, has established a toll-free number for investors to call if they would like more information. That number is 866-828-6934.
# # #
Sellers Capital LLC and its affiliates are the beneficial owners of 4,778,399 shares of common stock of Premier Exhibitions, representing approximately 16.3% of the company’s outstanding shares, based upon the 29,284,999 shares of common stock reported by Premier Exhibitions to be outstanding as of October 6, 2008 in its Quarterly Report on Form 10-Q filed with the SEC on October 10, 2008.
Sellers Capital, certain of its affiliates and its nominees to the board will be the participants in the solicitation of consents. Shareholders of Premier Exhibitions should read the consent solicitation statement of Sellers Capital when it becomes available because it will contain important information relating to the solicitation of consents and its nominees to the Premier Exhibitions board. Shareholders will be able to obtain a copy of the consent solicitation statement free of charge from the SEC’s website located at www.sec.gov or from Sellers Capital or The Altman Group.

Shareholder Contact: Sam Weiser Sellers Capital, LLC 312-775-1307 sweiser@sellerscapital.com	Media Contact: Stefan Prelog Walek & Associates 212-590-0523 sprelog@walek.com